...... EXHIBIT P UNDER FORM N-1A
                                       ...... EXHIBIT 24 UNDER ITEM 601/REG. S-K

                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of INVESTMENT SERIES INC., and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/S/JOHN F. DONAHUE                  Chairman and Director      October 6, 1998
John F. Donahue                       (Chief Executive Officer)



/S/J. CHRISTOPHER DONAHUE           President and Director     October 6, 1998
---------------------------------
J. Christopher Donahue



/S/JOHN W. MCGONIGLE                Treasurer, Executive       October 6, 1998
John W. McGonigle                   Vice President and Secretary
                                    (Principal Financial and
                                        Accounting Officer)



/S/THOMAS G. BIGLEY                 Director                   October 6, 1998
Thomas G. Bigley


/S/NICHOLAS P. CONSTANTAKIS_____    Director                   October 6, 1998
Nicholas P. Constantakis

SIGNATURES                          TITLE                      DATE

/S/JOHN T. CONROY, JR.              Director                   October 6, 1998
---------------------------------
John T. Conroy, Jr.


/S/WILLIAM J. COPELAND              Director                   October 6, 1998
William J. Copeland



/S/JAMES E. DOWD                    Director                   October 6, 1998
James E. Dowd



/S/LAWRECE D. ELLIS, M.D.           Director                   October 6, 1998
Lawrence D. Ellis, M.D.



/S/EDWARD L. FLAHERTY, JR.          Director                   October 6, 1998
---------------------------------
Edward L. Flaherty, Jr.



/S/PETER E. MADDEN                  Director                   October 6, 1998
Peter E. Madden



/S/JOHN E. MURRAY, JR.              Director                   October 6, 1998
---------------------------------
John E. Murray, Jr.



/S/WESLEY W. POSVAR                 Director                   October 6, 1998
Wesley W. Posvar



/S/MARJORIE P. SMUTS                Director                   October 6, 1998
Marjorie P. Smuts




Sworn to and subscribed before me this 6TH day of OCTOBER, 1998

Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 19, 2001
Member, Pennsylvania Association of Notaries